CONFORMED COPY






                                    AGREEMENT



                            DATED 4th December, 1997


                              (pound)1,500,000,000

                           SYNDICATED CREDIT FACILITY


                                       FOR

                              REUTERS GROUP LIMITED


                                   ARRANGED BY

                               CHASE MANHATTAN PLC

















                                  ALLEN & OVERY
                                     London
                                   B2:102972.2

                                      INDEX

CLAUSE                                                                 PAGE

1.       Interpretation.................................................1
2.       The Facilities................................................14
3.       Purpose.......................................................15
4.       Conditions Precedent..........................................16
5.       Advances......................................................16
6.       Repayment.....................................................18
7.       Prepayment And Cancellation...................................18
8.       Interest......................................................21
9.       Payments......................................................22
10.      Taxes.........................................................24
11.      Market Disruption.............................................26
12.      Increased Costs...............................................28
13.      Illegality And Mitigation.....................................28
14.      Guarantee.....................................................29
15.      Representations And Warranties................................32
16.      Undertakings..................................................35
17.      Financial Covenant............................................36
18.      Default.......................................................36
19.      The Agent And The Arranger....................................39
20.      Fees..........................................................43
21.      Expenses......................................................44
22.      Stamp Duties..................................................45
23.      Indemnities...................................................45
24.      Evidence And Calculations.....................................46
25.      Amendments And Waivers........................................47
26.      Changes To The Parties........................................47
27.      Disclosure Of Information.....................................51
28.      Set-Off.......................................................51
29.      Pro Rata Sharing..............................................51
30.      Severability..................................................52
31.      Counterparts..................................................52
32.      Notices.......................................................53
33.      Language......................................................55
34.      Jurisdiction..................................................55
35.      Governing Law.................................................56

SCHEDULE                                                               PAGE


1.       Banks And Commitments.........................................57
2.       Conditions Precedent Documents................................58
         Part I - To Be Delivered Before The First Advance.............58
         Part II - To Be Delivered By An Additional Borrower...........60
         Part III - To Be Delivered By An Additional Guarantor.........61
3.       Calculation Of The MLA Cost...................................63
4.       Form Of Request...............................................65
5.       Forms Of Accession Documents..................................66
         Part I - Novation Certificate.................................66
         Part II - Borrower Accession Agreement........................68
         Part III - Guarantor Accession Agreement......................69
         Part IV - Form Of Borrower Novation Agreement.................70
6.       Form Of Compliance Certificate................................72
7.       Form Of Confidentiality Undertaking...........................73

Signatories............................................................74

THIS AGREEMENT is dated 4th December, 1997 BETWEEN:

(1)      REUTERS GROUP LIMITED (Company No. 3296375) (the "PARENT");

(2) REUTERS INVESTMENTS (Company No. 3477402) as original borrower (the "ORIGINAL BORROWER");

(3)      CHASE MANHATTAN PLC as arranger (the "ARRANGER");

(4)      THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks; and

(5)      CHASE MANHATTAN INTERNATIONAL LIMITED as agent (the "AGENT").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCEDING COMPANY"

         means any Additional Borrower or Additional Guarantor.

         "ADDITIONAL BORROWER"

         means a wholly owned Subsidiary of the Parent approved in writing by all the Banks which becomes a Borrower in accordance with Clause 26.4 (Additional Borrowers).

         "ADDITIONAL GUARANTOR"

         means an Affiliate of the Parent which becomes a Guarantor in accordance with Clause 26.5 (Additional Guarantors).

         "ADVANCE"

         means a Tranche A Advance or a Tranche B Advance.

         "AFFILIATE"

         for the purposes of this Agreement means a Subsidiary or a holding company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that holding company.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means the spot rate of exchange as determined by the Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at the relevant time on a particular day.

         "ANNIVERSARY"

         means an anniversary of the Signing Date.

         "APPROVED SCHEME"

         means a scheme of arrangement under Section 425 of the Companies Act 1985 under which the Parent becomes a subsidiary of a new holding company in substantially the same manner as effected under the Scheme of Arrangement and that new holding company has become an Additional Guarantor.

         "BACK TO BACK LOAN"

         means any Indebtedness made available to a member of the Group to the extent that the creditor has recourse directly or indirectly to a deposit of cash or cash equivalent investments beneficially owned by any member of the Group placed, as part of a related transaction, with that creditor (or an affiliate of that creditor) or a financial institution approved by that creditor on the basis that the deposit be available, directly or indirectly, so as to reduce the economic exposure of the creditor to the Group, when looking at the related transactions together, to a net amount.

         "BANKS"

         means those financial institutions listed in Schedule 1 and their respective successors and assigns which are for the time being participating in the Facilities.

         "BORROWER"

         means the Parent and the Original Borrower (whether in their capacity as a borrower or guarantor as the context may require) and each Additional Borrower.

         "BORROWER ACCESSION AGREEMENT"

         means a letter substantially in the form of Part II of Schedule 5 with such amendments as the Agent may approve or reasonably require.

         "BORROWINGS"

         means any Indebtedness in respect of the following:

         (a)      money borrowed or raised and debit balances at banks;

         (b) any bond, note, loan stock, debenture or similar debt instrument;

         (c) acceptance credit facilities and documentary credit facilities;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) finance leases and hire purchase contracts which are required to be capitalised under generally accepted accounting principles in the UK in force as at the Signing Date;

         (f) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of paragraphs (b) to
                  (e) (both inclusive) above;

         (g) for the purposes of Clause 18.8 (Cross Default) only, the net amount of any liability under any swap, hedging or similar treasury instrument; and

         (h) guarantees in respect of Indebtedness of any person falling within any of paragraphs (a) to (g) (both inclusive) above,

         provided that Indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Borrowings.

         "BUSINESS DAY"

         means a day (other than a Saturday or Sunday) on which banks and the interbank and foreign exchange markets are open for business in London and (in respect of a day on which a payment in an Optional Currency is required hereunder) the principal financial centre of the country of such Optional Currency.

         "CERTAIN FUNDS PERIOD"

         means the period beginning on the Signing Date and ending on the earlier of:

         (a)      31st March, 1998;

         (b) the date falling 30 days after the date on which the shares of the Parent are admitted to the Official List of the London Stock Exchange; and

         (c)      the first Utilisation Date under this Agreement.

         "COMMITMENT"

         means, in respect of a Bank, the aggregate of its Tranche A Commitment and Tranche B Commitment in each case to the extent not cancelled or reduced under this Agreement.

         "CONSOLIDATED NET FINANCE CHARGES"

         means, in respect of any financial year of the Group, the aggregate amount of the interest (including, without limitation, the interest element of finance leases and hire purchase payments but, for the avoidance of doubt, excluding any deemed interest on operating leases), commission and other finance charges payable by the Group in respect of that financial year less the amount of interest receivable by the Group during such financial year, as determined from the audited consolidated profit and loss account of the Group for that financial year.

         "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX"

         means, in respect of any financial year of the Group, consolidated trading profit of the Group from continuing operations, acquisitions (as a component of continuing operations) and discontinued operations as set out in FRS 3 (excluding exceptional profits or losses and extraordinary items for such financial year as set out in FRS 3) prior to deduction of:

         (a)      Consolidated Net Finance Charges for that financial year; and

         (b) tax on the overall income of the Group payable in respect of that financial year,

         all as determined from the audited consolidated profit and loss account of the Group for that financial year.

         "COURT ORDER"

         means the order of the High Court of Justice sanctioning the Scheme of Arrangement pursuant to Section 425 of the Companies Act 1985 and confirming the reduction of capital included therein pursuant to
         Section 137 of the Companies Act 1985.

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, determination of materiality or expiry of any grace period, each as referred to in Clause 18 (Default), (or any combination of the foregoing), would constitute an Event of Default.

         "EFFECTIVE DATE"

         means the date upon which the Court Order is registered by the Registrar of Companies under Sections 138 and 425 of the Companies Act 1985.

         "ENCUMBRANCE"

         means a mortgage, charge, pledge, lien or other security interest.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 18 (Default).

         "FACILITY"

         means either of the facilities designated as Tranche A or Tranche B in Clause 2.1 (Facilities).

         "FACILITY OFFICE"

         means the office(s) notified by a Bank to the Agent:

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "FEE LETTERS"

         means each letter dated on or about the Signing Date:

         (a)      between the Agent and the Parent; and

         (b) between, inter alia, the Arranger, The Chase Manhattan Bank, the Parent and the Original Borrower,

         in each case setting out the amount of various fees referred to in Clause 20 (Fees).

         "FINANCE DOCUMENT"

         means this Agreement, each Fee Letter, a Novation Certificate, a Borrower Accession Agreement, each Novation Agreement entered into as contemplated by Clause 7.6(b)(iii) (Changes to Borrowers), a Guarantor Accession Agreement or any other document designated in writing as such by the Agent and the Parent.

         "FINANCE PARTY"

         means the Arranger, a Bank or the Agent.

         "GROUP"

         means the Parent and its Subsidiaries.

         "GUARANTOR"

         means each of:

         (a)      the Parent and the Original Borrower; and

         (b)      each Additional Guarantor.

         "GUARANTOR ACCESSION AGREEMENT"

         means a deed substantially in the form of Part III of Schedule 5 with such amendments as the Agent may approve or reasonably require.

         "INDEBTEDNESS"

         means any obligation (whether incurred as principal or as surety) for the payment or repayment of moneys, whether present or future, actual or contingent.

         "LIBOR"

         means in relation to any period in respect of which an interest rate is to be determined in relation to any Advance or unpaid sum, the rate determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the respective rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which it is offering deposits in the required currency and for the required period in an amount comparable to the Advance or unpaid sum to prime banks in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for such period.

         For the purpose of this definition "REQUIRED PERIOD" means the applicable Term for a Tranche A or Tranche B Advance or the period in respect of which LIBOR falls to be determined in relation to such unpaid sum.

         "MAJORITY BANKS"

         means, at any time:

         (a) if any Advances are outstanding, Banks with an aggregate Original Sterling Amount of Advances at that time of more than 66 2/3 per cent. of the aggregate Original Sterling Amount of all Advances then outstanding; or

         (b) if no Advances are outstanding, Banks whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction).

         "MANDATORY PREPAYMENT EVENT"

         means an event specified in paragraph (a), (b) or (c) of Clause 7.4 (Mandatory Prepayment Events).

         "MARGIN"

         means:

         (a) in respect of each Tranche A Advance other than a Term-out Advance 0.175 per cent. per annum and in respect of each Term-out Advance, 0.225 per cent. per annum; and

         (b) in respect of each Tranche B Advance, 0.175 per cent. per annum from the Signing Date until the third Anniversary and
                  0.20 per cent. per annum thereafter.

         "MATERIAL ADVERSE EFFECT"

         means a material adverse effect on the Group taken as a whole which would affect the ability of any Obligor to perform or observe any of its obligations under any of the Finance Documents.

         "MATERIAL SUBSIDIARY"

         means at any particular time, a member of the Group (other than an Obligor) whose gross assets or pre-taxation profits, as at the end of or (as the case may be) of the latest financial year of the Group and as taken into account for the purpose of the audited consolidated financial statements of the Group for such financial year, represent at least ten per cent. of the consolidated gross assets or pre-taxation profits of the Group as determined from those audited consolidated financial statements of the Group. For this purpose:

         (a) in the case of a member of the Group which itself has Subsidiaries, the calculation shall be made by comparing the consolidated gross assets or pre-taxation profits of it and its Subsidiaries to those of the Group;

         (b) assets which arise from transactions between members of the Group and which would be eliminated in the consolidated financial statements of the Group shall be excluded; and

         (c) if a Subsidiary which is not a Material Subsidiary on the basis of the most recent such accounts receives a transfer of assets or the right to receive any trading profits which taken together with the existing assets or trading profits of that Subsidiary, as the case may be, would satisfy any of the tests above, then that Subsidiary shall also be a Material Subsidiary on and from the date it receives such transfer. If a Material Subsidiary disposes of any assets or the right to receive any trading profits such that it would on the basis of the most recent such accounts cease to be a Material Subsidiary, then it shall be excluded as a Material Subsidiary on and from the date the Parent next notifies the Agent of the identity of the Material Subsidiaries under Clause 16.2(f) (Financial Information).

         "MATURITY DATE"

         means the last day of the Term of an Advance.

         "MLA COST"

         means the cost imputed to a Bank making an Advance in Sterling of compliance with the Mandatory Liquid Assets requirements of the Bank of England during its Term, determined in accordance with Schedule 3.

         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 26.3(a)(i) (Procedure for novations).

         "OBLIGOR"

         means the Parent, each Borrower and each Guarantor.

         "OPTIONAL CURRENCY"

         means, in relation to any Advance or proposed Advance, U.S. Dollars or any other currency other than Sterling which all the Banks have confirmed in relation to the proposed Advance is readily available and freely transferable in the London foreign exchange market in sufficient amounts to fund that Advance.

         "ORIGINAL GROUP ACCOUNTS"

         means the audited consolidated financial statements of Reuters Holdings Plc and its Subsidiaries for the year ended 31st December, 1996.

         "ORIGINAL STERLING AMOUNT"

         means:

         (a)      the principal amount of an Advance denominated in Sterling; or

         (b) the principal amount of an Advance denominated in any other currency, translated into Sterling on the basis of the Agent's Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance.

         "PARTY"

         means a party to this Agreement.

         "PERMITTED ENCUMBRANCE" means:

         (a) a lien or right of set-off arising solely by operation of law or by agreement and in the ordinary course of business;

         (b) an Encumbrance in existence as at the Effective Date and disclosed in writing prior to the Signing Date to the Agent;

         (c) an Encumbrance granted over any real property of a member of the Group at the time of purchase thereof for any loan or other obligation raised or undertaken for the sole purpose of financing the purchase of that real property;

         (d) any Encumbrance securing any Indebtedness of any company which becomes a member of the Group after the date hereof and which was in existence when such company became a member of the Group provided that each such Encumbrance is discharged in full within 180 days after such company becomes a member of the Group;

         (e) an Encumbrance over an asset purchased by a member of the Group (otherwise than from another member of the Group) after the date hereof and to which such asset was subject at the time of such purchase provided that such Encumbrance is discharged in full within 180 days after the date of purchase of such asset by such member of the Group;

         (f) any retention of title reserved by any seller of goods in the normal course of business, or any Encumbrance imposed, reserved or granted over goods supplied by such seller in respect of the unpaid price of goods supplied in the ordinary course of business;

         (g) an Encumbrance granted by Instinet Corporation, Instinet Holdings Ltd or Instinet Canada Ltd or any of their respective Subsidiaries or any other member of the Group which carries on a broking or similar business, in each case in the ordinary course of that broking or similar business over any asset deposited with either a bank in connection with the clearance of traded securities, landlord, securities exchange or clearing system as security for the relevant company's obligations to such bank, landlord, securities exchange or clearing system;

         (h) an Encumbrance which the Majority Banks have at any time agreed in writing shall be a Permitted Encumbrance;

         (i) an Encumbrance granted in respect of a Back to Back Loan over the cash or cash equivalent deposits concerned;

         (j) any Encumbrance granted by any member of the Group in the ordinary course of business in respect of any assets deposited with a central bank or other regulatory body in compliance with the requirements of that central bank or regulatory body; and

         (k)      Encumbrances (other than Encumbrances permitted by paragraphs
                  (a) to (j) above) which secure, in aggregate, Indebtedness in an amount not exceeding (pound)100,000,000 or its equivalent in other currencies.

         "PRESS RELEASE" has the meaning given to it in Part I of Schedule 2.

         "QUALIFYING BANK"

         means a bank or financial institution which is:

         (a) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which is within the charge to corporation tax as regards any interest received by it under this Agreement; or

         (b) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which that institution is entitled to exemption from United Kingdom tax on interest and is entitled to apply under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest paid to its Facility Office without withholding or deduction for or on account of United Kingdom tax (and does not carry on business in the United Kingdom through a permanent establishment with which the investments under this Agreement in respect of which the interest is paid is effectively connected) and for this purpose "DOUBLE TAXATION treaty" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "RATE FIXING DAY"

         means:

         (a)      the Utilisation Date for an Advance denominated in Sterling;
                  or

         (b) the second Business Day before the Utilisation Date for an Advance denominated in any Optional Currency.

         "REFERENCE BANKS"

         means, subject to Clause 26.6 (Reference Banks), prior to primary syndication of the Facilities, the principal London office of The Chase

         Manhattan Bank and, thereafter, the principal London offices of The Chase Manhattan Bank and another two financial institutions nominated by the Arranger after consultation with the Parent.

         "REQUEST"

         means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 4.

         "REQUESTED AMOUNT"

         means the amount requested in a Request.

         "RESERVE ASSET COSTS"

         means:

         (a)      in relation to any Advance in Sterling for any period, MLA
                  Cost; and

         (b) in relation to an Advance denominated in any other currency, the cost, if any, certified by any Bank as the cost to it of complying with any applicable regulatory or central bank requirement relating to Advances in that currency made through a branch in the jurisdiction of the relevant currency.

         "ROLLOVER"

         means, in relation to a particular date, one or more Advances (including, for the avoidance of doubt, the Term-out Advances):

         (a) whose proposed Utilisation Date is the same as the Maturity Date of one or more existing Advances;

         (b) whose aggregate principal amount is the same as or less than the aggregate outstanding principal amount of all existing Advances whose Maturity Date is the same as that Utilisation Date; and

         (c) which are to be denominated in the same currency as the existing Advance(s) whose Maturity Date is the same as that Utilisation Date (or, if there is more than one such existing Advance and such Advances are denominated in different currencies, in the same or lesser respective amounts of the same currencies as for such existing Advances).

         "SCHEME OF ARRANGEMENT"

         means the scheme of arrangement proposed to be made between Reuters Holdings Plc and the holders of the Scheme Shares (as defined in the Scheme of Arrangement) under Section 425 of the Companies Act 1985 as described in the Press Release under which the Parent becomes the new holding company of Reuters Holdings Plc.

         "SIGNING DATE"

         means the date of this Agreement.

         "SPECIFIED SUBSIDIARY"

         means Reuters Limited or any other Subsidiary or Subsidiaries of the Parent to whom all or substantially all of the assets or business of Reuters Limited is transferred.

         "SUBSIDIARY"

         means:

         (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

         (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act
                  1989).

         "SYNDICATION PERIOD"

         means the period ending 31st March, 1998 or, if earlier, the date the Arranger notifies the Parent that primary syndication of the Facilities is completed.

         "TERM"

         means the period selected by a Borrower in a Request for which the relevant Advance is to be outstanding.

         "TERM-OUT ADVANCES"

         means the Tranche A Advances, if any, drawn under Clause 6.1(b) (Repayment of Tranche A Advances).

         "TOTAL COMMITMENTS"

         means the aggregate of the Tranche A Total Commitments and Tranche B Total Commitments from time to time.

         "TRANCHE A ADVANCE"

         means an advance made by a Bank under Tranche A.

         "TRANCHE A AVAILABILITY PERIOD"

         means the period from the Signing Date up to and including 2nd December, 1998 (being the date which is 364 days after the Signing
         Date).

         "TRANCHE A COMMITMENT"

         means, in respect of a Bank, the amount in Sterling set opposite the name of that Bank in Column 1 of Schedule 1 to the extent not cancelled or reduced under this Agreement.

         "TRANCHE A TERM DATE"

         means the last day of the Tranche A Availability Period or, if that day is not a Business Day, the preceding Business Day.

         "TRANCHE A TERM-OUT OPTION"

         means the option available to the Borrowers to draw an Advance under Tranche A on the Tranche A Term Date pursuant to Clause 6.1(b) (Repayment of Tranche A Advances).

         "TRANCHE A TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche A Commitments, being (pound)1,000,000,000 at the date of this Agreement.

         "TRANCHE B ADVANCE"

         means an advance made by a Bank under Tranche B.

         "TRANCHE B AVAILABILITY PERIOD"

         means the period from and including the Signing Date to and including the date which is one month prior to the Tranche B Final Maturity Date.

         "TRANCHE B COMMITMENT"

         means, in respect of a Bank, the amount in Sterling set opposite the name of that Bank in Column 2 of Schedule 1 to the extent not cancelled or reduced under this Agreement.

         "TRANCHE B FINAL MATURITY DATE"

         means the fifth Anniversary.

         "TRANCHE B TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche B Commitments, being (pound)500,000,000 at the date of this Agreement.

         "UK" or "UNITED KINGDOM"

         means the United Kingdom of Great Britain and Northern Ireland.

         "UTILISATION DATE"

         means the date for the making of an Advance.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) "ASSETS" includes properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation; and

                  a reference to the currency of a country is to the lawful currency of that country for the time being, "(POUND)" and "STERLING" is a reference to the lawful currency of the United Kingdom for the time being and "U.S. $" and "U.S. DOLLARS" is a reference to the lawful currency of the United States of America for the time being;

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv)     a person includes its successors and assigns;

         (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented; and

         (vi)     a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) The definitions of "CONSOLIDATED NET FINANCE CHARGES" and "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" and any calculations made for the purposes of Clause 17 (Financial Covenant) shall be construed or, as the case may be, made in accordance with generally accepted accounting principles in the UK in force as at the Signing Date. If there is any change to those accounting principles after the Signing Date the financial statements referred to in paragraphs (a) and (b) of Clause 16.2 (Financial Information) shall be accompanied by a reconciliation of the differences between the accounting principles in force as at the Signing Date and the accounting principles applied in the preparation of those financial statements in sufficient detail to calculate those definitions as though there had been no such change.

2.       THE FACILITIES

2.1      FACILITIES

         The Banks grant to the Borrowers the following facilities:

         (a) a committed multicurrency revolving 364 day credit facility, with an option to draw Term-out Advances, to be designated as TRANCHE A, under which the Banks will, when requested by a Borrower, make cash advances in Sterling or Optional Currencies to that Borrower on a revolving basis up to the Tranche A Term Date; and

         (b) a committed multicurrency revolving credit facility, to be designated as TRANCHE B, under which the Banks will, when requested by a Borrower, make cash advances in Sterling or Optional Currencies to that Borrower on a revolving basis, in all cases subject to the terms of this Agreement.

2.2      OVERALL FACILITY LIMIT

(a)      The aggregate Original Sterling Amount of all outstanding Advances:

         (i) under Tranche A, shall not at any time exceed the Tranche A Total Commitments at that time; and

         (ii) under Tranche B, shall not at any time exceed the Tranche B Total Commitments at that time.

(b)      The aggregate Original Sterling Amount of:

         (i) Tranche A Advances made by a Bank shall not at any time exceed its Tranche A Commitment at that time; and

         (ii) Tranche B Advances made by a Bank shall not at any time exceed its Tranche B Commitment at that time.

2.3      NUMBER OF REQUESTS AND ADVANCES

         No more than one Request may be delivered on any one day and not more than 10 Advances may be outstanding at any time but, subject to the foregoing, that Request may specify any number of Advances from either Tranche A or Tranche B or both.

2.4      SYNDICATION PERIOD

         Notwithstanding any other provision of this Agreement no Borrower will deliver a Request during the Syndication Period specifying a Term other than one week, two or three weeks or one month. Nothing in this Agreement will prevent a Borrower from requesting Terms of those durations in the Syndication Period.

2.5      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.6      OBLIGORS' AGENT

         Each Obligor irrevocably authorises and instructs the Parent to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including Novation Agreements under Clause 7.6(b) (Changes to Borrowers)) and take such other action as may be necessary or desirable under or in connection with the Finance Documents and confirms that it will be bound by any action taken by the Parent under or in connection with the Finance Documents.

2.7      ACTIONS OF PARENT

         The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

         (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Parent; or

         (b) the Parent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

         (c) the failure (or purported failure) by, or inability (or purported inability) of, the Parent to inform any Obligor of receipt by it of any notification under a Finance Document.

3.       PURPOSE

(a)      Each Advance will be applied:

         (i) in the case of Tranche A Advances, in or towards providing bridging finance for the Group's financial requirements (in respect of, amongst other things, the Scheme of Arrangement); and

         (ii) in the case of Tranche B Advances, in or towards the general corporate purposes of the Group including, without limitation, capital expenditure and working capital financing.

(b) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The obligations of each Finance Party to any Borrower under this Agreement are subject to the condition precedent that the Agent has notified the Parent and the Banks that it has received all of the documents set out in Part I of Schedule 2 in form and substance satisfactory to the Agent. The Agent will promptly notify the Parent upon such receipt.

4.2      FURTHER CONDITIONS PRECEDENT

         Subject to Clause 4.3 (Certain Funds Period), the obligations of each Bank to participate in an Advance are subject to the further conditions precedent that on the date of the Request for the Advance and on its Utilisation Date:

         (a) except in the case of a Rollover, the representations and warranties in Clause 15 (Representations and Warranties) to be repeated in accordance with Clause 15.13(c) (Times for making representations and warranties) on those dates are correct and will be correct immediately after the disbursement of the Advance;

         (b) except in the case of a Rollover, no Default or Mandatory Prepayment Event is outstanding or would result from the disbursement of the Advance; and

         (c) the Advance would not cause Clause 2.2 (Overall facility limit) to be contravened.

4.3      CERTAIN FUNDS PERIOD

         To assist the Group to have sufficient funds available to fulfil its obligations under the Scheme of Arrangement, the Banks agree that:

         (a) any Default which occurs under Clause 18.4 (Misrepresentation) or Clause 18.8 (Cross-default) or as a result of a breach of Clause 17 (Financial Covenant); and

         (b) any misrepresentation which occurs under Clause 15.5 (No default), Clause 15.8 (Litigation) or Clause 15.11 (Material Adverse Change),

         that has occurred, or would result from an Advance drawn down to finance the Scheme of Arrangement, will be suspended for all the purposes of this Agreement during the Certain Funds Period.

5.       ADVANCES

5.1      RECEIPT OF REQUESTS

         A Borrower may borrow Advances under Tranche A or Tranche B if the Agent receives, not later than 5.00 p.m. on the third Business Day before the proposed Utilisation Date, or, in the case of an Advance in Sterling, not later than 8.00 a.m. on the proposed Utilisation Date, a duly completed Request.

5.2      COMPLETION OF REQUESTS

         A Request will not be regarded as having been duly completed unless:

         (a) the Utilisation Date is a Business Day during the Tranche A Availability Period (in respect of a Tranche A Advance) or Tranche B Availability Period (in respect of a Tranche B Advance);

         (b) only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is in a minimum Original Sterling Amount of (pound)50,000,000 (rounded to the nearest convenient 100,000 units in the case of currencies other than Sterling);

         (c)      only one Term for each separate Advance is specified which:

                  (i) does not overrun the Tranche A Term Date (in respect of a Tranche A Advance (other than a Term-out Advance)) or the Tranche B Final Maturity Date (in respect of a Tranche B Advance); and

                  (ii) is a period of one month, two, three or six months or, with respect to the Term-out Advances only, nine or 12 months (or, in any case, such other period as all the Banks may previously have agreed for the purposes of such Advance);

         (d) the currency specified is either Sterling or an Optional Currency; and

         (e) the payment instructions comply with Clause 9.1 (Place of Payment).

5.3      AMOUNT OF EACH BANK'S ADVANCE

         The amount of a Bank's Advance will be the proportion of the Requested Amount which:

         (a) in the case of a Tranche A Advance, its Tranche A Commitment bears to Tranche A Total Commitments; and

         (b) in the case of a Tranche B Advance, its Tranche B Commitment bears to the Tranche B Total Commitments,

         in each case on the date of receipt of the relevant Request.

5.4      NOTIFICATION OF THE BANKS

         The Agent shall promptly notify each Bank of the details of the requested Advances and the amount of its Advance.

5.5      PAYMENT OF PROCEEDS

         Subject to the terms of this Agreement, each Bank shall make its Advance available to the Agent for the Borrower for value on the relevant Utilisation Date.

6.       REPAYMENT

6.1      REPAYMENT OF TRANCHE A ADVANCES

(a) Each Borrower shall repay each Tranche A Advance made to it in full on its Maturity Date to the Agent for the relevant Bank but since Tranche A is available on a revolving basis amounts repaid may be reborrowed subject to the terms of this Agreement. Subject to paragraph (b) below, no Tranche A Advance may be outstanding after the Tranche A Term Date.

(b) No earlier than 60 days prior to the Tranche A Term Date, any Borrower may, by delivery of a duly completed Request to the Agent under Clause 5 (Advances) (who shall send a copy of the same to the Banks), elect to draw Advances (each a "TERM-OUT ADVANCE") under Tranche A with a Maturity Date after the Tranche A Term Date. No Term-out Advance, once repaid or prepaid, may be reborrowed.

(c) No Tranche A Advance, other than a Term-out Advance, may be outstanding after the Tranche A Term Date. No Term-out Advance may be outstanding after the date falling on the anniversary of the Tranche A Term Date.

6.2      REPAYMENT OF TRANCHE B ADVANCES

         Each Borrower shall repay each Tranche B Advance made to it in full on its Maturity Date to the Agent for the relevant Banks but since Tranche B is available on a revolving basis amounts repaid may be reborrowed subject to the terms of this Agreement. No Tranche B Advance may be outstanding after the Tranche B Final Maturity Date.

7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION OF THE TOTAL COMMITMENTS

(a) The undrawn Tranche A Commitment of each Bank shall be automatically cancelled at the close of business in London on the last day of the Tranche A Availability Period.

(b) The Tranche B Commitment of each Bank shall be automatically cancelled at the close of business in London on the last day of the Tranche B Availability Period.

(c) The Total Commitments will be automatically cancelled in full if the conditions precedent to drawing set out in Part I of Schedule 2 are not satisfied on or before 31st March, 1998.

7.2      VOLUNTARY CANCELLATION

         The Parent may, by giving not less than 15 days' prior written notice to the Agent specifying the relevant Tranche, cancel the unutilised portion of the Tranche A Total Commitments or the Tranche B Total Commitments or both, in whole or in part (but, if in part, in a minimum amount of (pound)50,000,000 for each Tranche). Any cancellation in part of the Tranche A Total Commitments shall be applied against the Tranche A Commitment of each Bank pro rata. Any cancellation in part of the Tranche B Total Commitments shall be applied against the Tranche B Commitment of each Bank pro rata. If the Parent fails to specify whether such cancellation shall be applied against Tranche A or Tranche B, any cancellation shall be applied first against the Tranche A Total Commitments until cancelled in full and then against the Tranche B Total Commitments.

7.3      VOLUNTARY PREPAYMENT

(a) Any Borrower may, by giving not less than 10 Business Days' prior notice to the Agent, prepay without premium or penalty the whole or any part of the Advances made to it under Tranches A or B (but, if in part, in an aggregate minimum Original Sterling Amount, taking all prepayments made by all the Borrowers on the same day together, of (pound)50,000,000).

(b) Any voluntary prepayment under paragraph (a) above will:

         (i) be applied against Tranche A or B in such proportions as may be specified by the Borrower in the notice of prepayment or, if not specified, against Tranche A; and

         (ii) be applied against all the Advances of all the Banks in the relevant Tranche(s) pro rata.

7.4      MANDATORY PREPAYMENT EVENTS

         If at any time:

         (a) it is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents in any material respect; or

         (b) the guarantee of any Guarantor under Clause 14 (Guarantee) is not effective or is alleged by that Guarantor to be ineffective for any reason; or

         (c) any single person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers), acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Parent, after the Effective Date (other than by way of an Approved Scheme), then the Agent shall, if instructed to do so by the Majority Banks, by notice to the Parent:

         (i) call for prepayment of all the Advances on such date as it may specify in such notice whereupon all the Advances shall become due and payable on such date together with accrued interest and any other sums then owed by the Obligors under the Finance Documents; and

         (ii) declare that the Total Commitments shall be cancelled, whereupon the Total Commitments shall be cancelled and the Commitments of each Bank shall be cancelled and reduced to zero.

7.5      MANDATORY PREPAYMENT BY BORROWERS

         If any Borrower (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent it shall forthwith prepay all Advances made to it together with all amounts payable by it under this Agreement and thereupon cease to be a Borrower.

7.6      CHANGES TO BORROWERS AND GUARANTORS

(a) Any Borrower (other than the Parent or the Original Borrower) in respect of which no Advance is outstanding hereunder (including any other amounts outstanding in relation thereto) may, at the request of the Parent, cease to be a Borrower by entering into a supplemental agreement to this Agreement in such form as the Agent may reasonably require which shall discharge that Borrower's obligations hereunder.

(b) Any Borrower (the "EXISTING BORROWER") may be released from its obligations under this Agreement as a Borrower provided that another Borrower (the "SUBSTITUTE BORROWER") assumes the obligations in respect thereof of the Existing Borrower and provided further that:

         (i) any such substitution shall take effect on and from the later of the day upon which the Agent notifies the Parent in writing that it is satisfied with the compliance with the matters set out in paragraph (b)(iii) below and the date for substitution specified in the relevant notice under paragraph (b)(ii) below;

         (ii) notice of the proposed substitution has been delivered by the Parent to the Agent not less than 14 days prior to the proposed substitution; and

         (iii) the Substitute Borrower enters into a Novation Agreement with the Existing Borrower, the Parent and the Agent on behalf of the Banks in the form of Part IV of Schedule 5 together with such amendments as the Agent may reasonably require.

         Each Bank authorises the Agent to sign on its behalf any Novation Agreement entered into in accordance with this paragraph (b).

(c) If any Subsidiary of the Parent becomes an Additional Guarantor in order solely to comply with Clause 16.5 (Upstream Guarantees) as a result of giving any other guarantee or undertaking any similar liability in respect of any Borrowings (other than under this Agreement) of any Borrower, then that Additional Guarantor may be released from its obligations as a Guarantor provided:

         (i)      that other guarantee or undertaking is also released;

         (ii)     no Default has occurred which is continuing; and

         (iii) the Agent executes an agreement to release (which it is authorised to execute without reference to the Banks if the Parent confirms the conditions in sub-paragraphs (i) and (ii) above have been fulfilled) in such form as it may reasonably require.

7.7      RIGHT OF PREPAYMENT AND CANCELLATION

         If any Borrower is required to pay or is notified by any Bank in writing that it will be required to pay any amount to a Bank under Clause 10 (Taxes) or Clause 12 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Bank under Clause 10 (Taxes), the Parent may, whilst the circumstances giving rise or which will give rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

         (a) each Borrower shall prepay all outstanding Advances made to it by that Bank; and

         (b) the Bank's Tranche A Commitment and Tranche B Commitment shall be permanently cancelled on the date of service of the notice.

7.8      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 23.2(c) (Other indemnities) if not made on a Maturity Date for the relevant Tranche A Advance or Tranche B Advance).

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)      Subject to the terms of this Agreement, any amount prepaid under Clause
         7.3 (Voluntary Prepayment) in respect of Tranche A (other than in respect of a Term-out Advance) or Tranche B may be reborrowed. No amount of the Tranche A Total Commitments or Tranche B Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.       INTEREST

8.1      INTEREST RATE FOR ALL ADVANCES

         The rate of interest on each Tranche A and B Advance for its Term is the rate per annum determined by the Agent to be the aggregate of:

         (a)      the relevant Margin;

         (b)      LIBOR; and

         (c)      Reserve Asset Costs.

8.2      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower on its Maturity Date and also, in the case of any Advance with a Term longer than six months, at six-monthly intervals after its Utilisation Date for so long as the Term is outstanding.

8.3      DEFAULT INTEREST

(a) If a Borrower fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above the higher of:

         (i) the rate on the overdue amount under Clause 8.1 (Interest rate for all Advances) immediately before the due date (in the case of principal); and

         (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche A Advance in the currency of the overdue amount for such successive Terms of such duration as the Agent may determine (each a "DESIGNATED TERM").

(b) The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it selects after consultation with the Reference Banks.

(d)      Default interest will be compounded at the end of each Designated Term.

8.4      NOTIFICATION OF RATES OF INTEREST

         The Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.       PAYMENTS

9.1      PLACE OF PAYMENT

         All payments by an Obligor or a Bank under this Agreement shall be made to the Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned as it may notify to the Obligor or Bank for this purpose.

9.2      FUNDS

         Payments under this Agreement to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

9.3      DISTRIBUTION

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in
         reliance  on  that  assumption,   make  available  to  that  Party  a
         corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Agent to reflect its cost of funds.

9.4      CURRENCY

(a) A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

9.5      SET-OFF AND COUNTERCLAIM

         All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

9.6      NON-BUSINESS DAYS

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

9.7      PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid costs, fees and expenses of the Agent under this Agreement;

         (ii) SECONDLY, in or towards payment pro rata of any accrued fees due but unpaid under Clause 20 (Fees);

         (iii) THIRDLY, in or towards payment pro rata of any interest due but unpaid under this Agreement;

         (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

10.      TAXES

10.1     GROSS-UP

(a) All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. Subject to paragraph (b) below, if any tax or amounts in respect of tax must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

(b) An Obligor is not obliged to pay any additional amount pursuant to paragraph (a) above in respect of any deduction which would not have been required if the relevant Finance Party had completed a declaration, claim or exemption or other form which it is able to complete.

10.2     TAX RECEIPTS

         All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including any relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

10.3     QUALIFYING BANK

         If:

         (a) on the Signing Date, any Bank which is a Party on the Signing Date is not a Qualifying Bank; or

         (b) after the first Utilisation Date, a Bank ceases to be a Qualifying Bank other than as a result of the introduction of, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the UK Inland Revenue or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the Signing Date; or

         (c) on the date of any novation under Clause 26 (Changes to the Parties), a New Bank (as such term is defined in that Clause) is not a Qualifying Bank,

         then no Obligor shall be liable to pay to that Bank under Clause 10.1 (Gross-up) any amount in respect of taxes levied or imposed by the UK or any taxing authority of or in the UK in excess of the amount it would have been obliged to pay if that Bank had been a Qualifying Bank on such date.

10.4     COLLECTING AGENTS RULES

         Each Bank represents to the Agent that, in the case of a Bank which is a Bank on the Signing Date, on the Signing Date, and, in the case of a Bank which becomes a Bank after the date of this Agreement, on the date it becomes a Bank, in relation to the Facilities, it is:

         (a)      either:

                  (i) not resident in the United Kingdom for United Kingdom tax purposes; or

                  (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

         (b) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement,

         and it shall forthwith notify the Agent if either representation ceases to be correct.

10.5     TAX CREDIT

(a) If an Obligor makes a payment pursuant to Clause 10.1 (Gross up) for the account of any Finance Party and such Finance Party has received or been granted a credit against, or relief or remission or repayment of, any tax paid or payable by it (a "TAX CREDIT") which is attributable to that payment or the corresponding payment under the Finance Document such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as the Finance Party shall have reasonably determined to be attributable to such payments and which will leave the Finance Party (after such payment) in no better or worse position than it would have been if the Obligor concerned had not been required to make any deduction or withholding.

(b) Nothing in this Clause 10.5 shall interfere with the right of a Finance Party to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Finance Party shall be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. No Finance Party shall be obliged to disclose any information relating to its tax affairs or any computations in respect thereof. Unless it would in a Bank's reasonable judgement be prejudicial to its interests, such Bank shall seek any Tax Credit available to it consequent upon any deductions for tax being made from any payment to it under Clause 10.1 (Gross up).

11.      MARKET DISRUPTION

11.1     MARKET DISTURBANCE

         Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Utilisation Date relative to an Advance to be made:

         (a) only one or no Reference Bank supplies a rate for the purposes of determining LIBOR; or

         (b) the Agent is notified by Banks whose Commitments represent 35 per cent. or more of the Total Commitments that deposits in the currency of that Advance are not in the ordinary course of business available in the London Interbank Market for a period equal to the Term concerned in amounts sufficient to fund their participations in that Advance; or

         (c) the Agent (after consultation with the Reference Banks) shall have determined (which determination shall be conclusive and binding upon all Parties) that by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining the LIBOR applicable to such Advance during its Term or LIBOR does not adequately represent the cost of funding to the Banks, the Agent shall promptly give written notice of such determination or notification to the Parent and to each of the Banks.

11.2     ALTERNATIVE RATES

         If the Agent gives a notice under Clause 11.1 (Market disturbance):

         (a) the Parent and the Banks may (through the Agent) agree that the Advances concerned shall not be borrowed; or

         (b)      in the absence of such agreement:

                  (i) the Term of the Advances concerned shall be one month;

                  (ii) in the case of Clause 11.1(b) (Market disturbance), the Advances shall be made in Sterling in an amount equal to the Original Sterling Amount of the Advance concerned; and

                  (iii) during the Term of each Advance the rate of interest applicable to the participation of each Bank in such Advance shall be the applicable Margin plus applicable Reserve Asset Costs plus the rate per annum notified by the Bank concerned to the Agent before the last day of such Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding its participation in such Advance from whatever sources it may reasonably select.

11.3     NON-AVAILABILITY OF CURRENCY

         If any Bank notifies the Agent before 10.00 a.m. (London time) two Business Days prior to the proposed Utilisation Date of an Advance to be denominated in an Optional Currency (other than U.S. Dollars) that it is unable for any reason to fund its participation in such Advance in the Optional Currency concerned, the Agent shall notify the Parent and such Bank shall make its participation in the Advance available in Sterling for the period in question.

11.4     CHANGE IN CIRCUMSTANCES

         If before 9.00 a.m. (London time) on the proposed Utilisation Date of an Advance which is to be denominated in an Optional Currency (other than U.S. Dollars) there occurs any change in national or international financial, political or economic conditions, currency availability, currency exchange rates or exchange controls, which in the opinion of the Agent renders the making of the Advance in such currency impracticable:

         (a) the Agent shall give notice to each of the Banks and the Parent to that effect as soon as practicable but in any event before 11.00 a.m. (London time) on the proposed Utilisation Date;

         (b) unless the Parent and the Banks agree otherwise, the Advance shall be made in Sterling and the Rate Fixing Date for the Term of the Advance shall be the Utilisation Date; and

         (c) the relevant Borrower shall pay to the Agent on behalf of the Banks any amount claimed in accordance with Clause 23.2 (Other Indemnities).

11.5     CHANGE IN CURRENCY

(a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent; and

         (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

(b) If any change in any currency of a country occurs, this Agreement will be amended to the extent the Agent specifies to be necessary to reflect the change in the currency and to put the Finance Parties in the same position, so far as possible, that they would have been in if no change in currency has occurred.

12.      INCREASED COSTS

12.1     INCREASED COSTS

(a) Subject to Clause 12.2 (Exceptions), the Parent shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its holding companies as a result of any change in or introduction of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b) In this Agreement "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party or any of its holding companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

         (ii) that portion of an additional cost incurred by a Finance Party or any of its holding companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances; or

         (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its holding companies); or

         (iv) the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

12.2     EXCEPTIONS

         Clause 12.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the payment of the Reserve Asset Costs; or

         (b) attributable to any tax or amounts in respect of tax which must be deducted from any amounts payable or paid by a Borrower or paid or payable by the Agent to a Finance Party under the Finance Documents; or

         (c) which is, or is attributable to, any tax on the overall net income, profits or gains of a Bank or any of its holding companies (or the overall net income, profits or gains of a division or branch of the Bank or any of its holding companies).

13.      ILLEGALITY AND MITIGATION

13.1     ILLEGALITY

         If it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance, then the Bank may notify the Parent through the Agent accordingly and thereupon:

         (a) each Borrower shall, to the extent required and within the period allowed or if no period is allowed, forthwith, repay any Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement; and

         (b) the Bank's Tranche A Commitment and Tranche B Commitment shall be cancelled.

13.2     MITIGATION

         Notwithstanding the provisions of Clauses 10 (Taxes), 12 (Increased Costs) and 13.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

         (a) any deduction, withholding or payment of the nature referred to in Clause 10 (Taxes); or

         (b) any increased cost of the nature referred to in Clause 12 (Increased Costs); or

         (c)      a notification pursuant to Clause 13.1 (Illegality),

         then without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the Agent, such Bank shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Parent) and such Bank shall use reasonable endeavours to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Bank shall not be under any obligation to take any such action if, in its opinion, to do so would or would be likely to have an adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any significant expense or tax disadvantage.

14.      GUARANTEE

14.1     GUARANTEE

         Each Guarantor jointly and severally irrevocably and unconditionally:

         (a) as principal obligor, guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, each Guarantor shall forthwith on demand by the Agent pay that amount as if that Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

         (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by any Guarantor is or becomes unenforceable, invalid or illegal.

14.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in part.

14.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantors under this Clause 14 shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.4     WAIVER OF DEFENCES

         The obligations of the Guarantors under this Clause 14 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 14 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with, any Borrower or other person;

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

         (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 14 shall include each variation or replacement;

         (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Guarantors' obligations under this Clause 14 shall remain in full force and their guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

         (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantors' obligations under this Clause 14 shall be construed as if there were no such circumstance.

14.5     IMMEDIATE RECOURSE

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 14.

14.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in a suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause 14, without liability to pay interest on those moneys.

14.7     NON-COMPETITION

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 14:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 14; or

         (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower or exercise any right of set-off as against any Borrower.

         Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 14.7.

14.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

14.9     REMOVAL OF GUARANTORS

         Any Guarantor (other than the Parent or any other Borrower) may, at the request of the Parent and if no Default or Mandatory Prepayment Event is continuing, cease to be a Guarantor by entering into a supplemental agreement to this Agreement at the cost of the Original Borrower in such form as the Agent may reasonably require which shall discharge that Guarantor's obligations as a Guarantor under this Agreement.

15.      REPRESENTATIONS AND WARRANTIES

15.1     REPRESENTATIONS AND WARRANTIES

         Each Obligor makes the representations and warranties set out in this Clause 15 (Representations and Warranties) to each Finance Party (but in the case of an Obligor other than the Parent only in respect of itself).

15.2     STATUS, POWERS AND AUTHORITY

         It is duly incorporated under the laws of the country in which it is incorporated and has power and is able lawfully to execute and deliver the Finance Documents to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate or other action required to be taken by it in order to authorise the execution and delivery by it of the Finance Documents to which it is a party and the performance by it of its obligations thereunder has been duly taken.

15.3     LEGAL VALIDITY

         The Finance Documents to which it is a party constitute (or will, when drawn in the manner contemplated herein, constitute) its legal, valid, binding and enforceable obligations.

15.4     NON-CONFLICT

         The execution, delivery and performance by it of the Finance Documents to which it is a party will not:

         (a) contravene any provision of any law, statute, decree, rule or regulation to which it or any of its assets or revenues is subject, or of any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to it or any of its assets or revenues; or

         (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute default under, any indenture, mortgage, deed of trust, bond, agreement or other instrument or obligation to which it is a party or by which it or any of its assets or revenues may be bound or affected; or

         (c) violate any provision of its Memorandum and Articles of Association or other constitutive documents.

15.5     NO DEFAULT

(a) No Event of Default has occurred and is continuing which has not been remedied.

(b)      No Default has occurred and is continuing which has not been remedied.

15.6     AUTHORISATIONS

         It has obtained (and there are in full force and effect) any governmental and other consents necessary to enable it to enter into and perform its obligations under each Finance Document.

15.7     ACCOUNTS

(a) The most recently published audited consolidated financial statements of the Group give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Group as at the date as of which the same were prepared.

(b) The Original Group Accounts were prepared in accordance with accounting principles generally accepted in England and consistently applied and give (in conjunction with the notes thereto) a true and fair view of the consolidated financial condition of Reuters Holdings Plc and its Subsidiaries as at the date as of which they were prepared and the consolidated results of the operations of Reuters Holdings Plc and its Subsidiaries during the financial year then ended.

(c) As at the date as of which the most recently published audited consolidated financial statements of the Group were prepared no member of the Group had any material liabilities which were not disclosed thereby (or by the notes thereto) or provided for therein and which should at that date have been so disclosed or provided for.

(d) The financial information supplied by it or on behalf of it by any other member of the Group to the Banks relating to any member of the Group in connection with this Agreement is true and accurate in all material respects.

15.8     LITIGATION

         No action or proceeding of or before any court or administrative tribunal has been commenced, or (to its knowledge) is threatened:

         (a) to restrain or affect the execution or delivery by it of any of the Finance Documents to which it is a party or the performance and compliance by it of, and with, the obligations expressed to be assumed by it therein or the legality, validity or enforceability thereof; or

         (b) which would be reasonably expected to succeed and, if successful, to have a Material Adverse Effect.

15.9     PARI PASSU

         Its Indebtedness under the Finance Documents to which it is a party will rank at least pari passu with all its other unsecured Indebtedness with the exception of that which is preferred by operation of law.

15.10    ENCUMBRANCES

         Its execution of the Finance Documents and its exercise of its rights and performance of its obligations thereunder will not result in the existence of, nor oblige any member of the Group to create, any Encumbrance over all or any of its present or future revenues or assets.

15.11    MATERIAL ADVERSE CHANGE

         There has been no material adverse change in the business or financial condition of the Group when compared with the business or financial condition of Reuters Holdings Plc and its Subsidiaries (as shown in the Original Group Accounts but excluding the effect of the Scheme of Arrangement) taken as a whole which could reasonably be expected to have a Material Adverse Effect.

15.12    INFORMATION

(a) The factual information in relation to the Group in the Information Memorandum is to the best of the Parent's knowledge and belief true and accurate in all material aspects and opinion expressed about the Group in the Information Memorandum was honestly held and all such factual information and opinions were provided in good faith and after due enquiry as to their accuracy.

(b) The Information Memorandum did not omit at its date any information which made misleading any information in the Information Memorandum.

(c) In this Clause 15.12 and Clause 15.13 (Time for making representations and warranties), "INFORMATION MEMORANDUM" means the information memorandum to be prepared and delivered to the Banks in connection with the primary syndication of the Facility.

15.13    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Clause 15:

         (a) (except for Clause 15.12 (Information)) are made on the Effective Date;

         (b) (except for Clause 15.5(b) (No default), Clause 15.7 (Accounts), Clause 15.8 (Litigation), Clause 15.11 (Material Adverse Change) and Clause 15.12 (Information)) in the case of an Obligor which becomes a Party after the date of this Agreement, will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or, as the case may be, a Guarantor Accession Agreement;

         (c) (except for Clause 15.5(b) (No default), Clause 15.7(b) (Accounts), Clause 15.8 (Litigation), Clause 15.11 (Material Adverse Change) and Clause 15.12 (Information)) are deemed to be repeated by each Obligor on:

                  (i)      the date of each Request; and

                  (ii) each Utilisation Date with reference to the facts and circumstances then existing; and

         (d) in the case of Clause 15.12 (Information), are made on the date of the Information Memorandum.

16.      UNDERTAKINGS

16.1     DURATION

         The undertakings in this Clause 16 (Undertakings) will remain in force from the Effective Date for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

16.2     FINANCIAL INFORMATION

(a) In the case of the Parent, it will as soon as the same become available, but in any event within 120 days after the end of each financial year, procure the delivery to each of the Banks through the Agent of one copy (or such other number of copies as the Agent shall reasonably request) of the audited consolidated financial statements (including balance sheet and profit and loss account) of the Group together with the audited financial statements of the Parent for such financial year.

(b) In the case of the Parent, it will as soon as the same become available, but in any event within 60 days after the end of the first half of each financial year, procure the delivery to each of the Banks through the Agent of one copy (or such other number of copies as the Agent shall reasonably request) of the published interim consolidated financial statements of the Group for such financial half-year.

(c) In the case of each other Obligor, it will as soon as the same become available, but in any event within 120 days after the end of each financial year, procure the delivery to each of the Banks through the Agent of one copy (or such other number of copies as the Agent shall reasonably request) of its audited financial statements (including balance sheet and profit and loss account) for such financial year.

(d) It will ensure that each set of financial statements delivered by it pursuant to paragraphs (a) and (b) above, in the case of the Parent, and paragraph (c) above, in the case of each other Obligor, is prepared and audited in accordance with United Kingdom accounting principles generally accepted and consistently applied (save for changes in accounting principles disclosed in the relevant financial statements) except (in the case of an Obligor incorporated outside the United Kingdom) where the relevant Obligor is required to prepare its financial statements in accordance with accounting principles generally accepted in a jurisdiction other than the United Kingdom in which case its financial statements will be prepared and audited in accordance with the accounting principles of that jurisdiction generally accepted and consistently applied (save for changes in accounting principles disclosed in the relevant financial statements).

(e) In the case of the Parent, it will supply to the Banks through the Agent one copy (or such other number of copies as the Agent shall reasonably request) (as and when the same are distributed to its shareholders) of all information and circulars from time to time distributed by Parent to its shareholders.

(f) In the case of the Parent, together with the accounts specified in paragraph (a) above, a certificate signed by two officers of the Parent in the form of Schedule 6:

         (i) setting out in reasonable detail computations establishing compliance with Clause 17 (Financial Covenant) as at the date to which those accounts were drawn-up; and

         (ii) identifying the Material Subsidiaries on the basis of those accounts.

16.3     NOTIFICATION OF DEFAULT

         Each Obligor shall, promptly upon becoming aware of the same, inform the Banks through the Agent of the occurrence of any Default, and upon receipt of a notice to that effect from the Agent, confirm to the Banks that, save as previously notified to the Banks or as notified in such confirmation, and so far as it is aware having made reasonable enquiry, no such event has occurred.

16.4     NEGATIVE PLEDGE/SUBSIDIARIES

         Each Obligor will not, and will procure that none of the Subsidiaries shall, create or permit to subsist any Encumbrance (other than Permitted Encumbrances) upon the whole or any part of its present or future revenues or assets.

16.5     UPSTREAM GUARANTEES

         The Parent shall procure that no member of the Group (other than a Guarantor) will give any guarantee or undertake any similar liability in respect of any Borrowings of any Borrower.

17.      FINANCIAL COVENANT

         The Parent shall ensure that the ratio of Consolidated Profits before Interest and Tax in respect of any financial year to Consolidated Net Finance Charges for such financial year shall exceed 2.5:1.

18.      DEFAULT

18.1     EVENTS OF DEFAULT

         Each of the events set out in Clauses 18.2 (Non-Payment) to 18.11 (Execution or distress) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

18.2     NON-PAYMENT

         An Obligor fails to pay in the currency or in the manner specified therein any sum due from it under any Finance Document within three Business Days, in the case of any principal sum, or within five Business Days, in the case of any other sum, of the due date therefor.

18.3     BREACH OF OTHER OBLIGATIONS

         An Obligor fails to perform or observe any other obligation binding on it under any of the Finance Documents and such default is (if capable of remedy) not remedied within thirty days after the Agent has given notice to that Obligor requiring remedy.

18.4     MISREPRESENTATION

         Any representation or statement made or deemed to be made by any Obligor herein or pursuant hereto is or proves to be incorrect or misleading in any material respect when made or deemed to be made and, if capable of remedy, is not remedied within 30 days after the Agent has given notice to that Obligor requiring remedy.

18.5     INSOLVENCY

         Any order(s) is or are made or effective resolution(s) is or are passed for the liquidation, administration, winding-up or dissolution of any Obligor or any Material Subsidiary or for the reorganisation of any Obligor or any Material Subsidiary except, in the case of any Material Subsidiary, for:


         (a) the purpose of and followed by an amalgamation and reconstruction the terms of which have first been approved by the Majority Banks in writing such approval not to be unreasonably withheld or delayed; or

         (b) a voluntary solvent liquidation, winding-up, dissolution or reorganisation in connection with the transfer of the business, undertaking and assets of such Material Subsidiary to another member of the Group; or

         (c) except in relation to a Specified Subsidiary, where such liquidation, administration, winding-up, dissolution or reorganisation could not reasonably be expected to have a Material Adverse Effect.

18.6     INSOLVENCY PROCEEDINGS

         Any Obligor or any Material Subsidiary takes any corporate action or other steps are taken or legal proceedings are started for the appointment of a receiver, administrative receiver, trustee or similar officer (other than an administrator) of it or of any or all of its revenues and assets (or any order(s) is or are made or effective resolution(s) is or are passed for the appointment of an administrator of it) which, in the case of any Material Subsidiary (other than a Specified Subsidiary), could reasonably be expected to have a Material Adverse Effect.

18.7     CREDITORS PROCESS

         Any Obligor or any Material Subsidiary is unable or admits in writing its inability to pay its debts as they fall due or commences negotiations with a view to, or takes any proceedings under any law for, a readjustment, rescheduling or deferment of all or any of its obligations (or proposes, makes or enters into a general assignment, arrangement or composition with or for the benefit of its creditors) which, in the case of any Material Subsidiary, could reasonably be expected to have a Material Adverse Effect.

18.8     CROSS DEFAULT

         Any other Borrowings of any Obligor or any Material Subsidiary:-

         (a) are not paid when due nor within any applicable grace period in any agreement or instrument relating to those Borrowings; or

         (b) becomes due and payable before its normal or agreed maturity through the occurrence of an event of default (howsoever described),

         and such other Borrowings, when aggregated with any other Borrowings of any Obligor or Material Subsidiary which falls within the terms of paragraph (a) or (b) above, is in excess of (pound)20,000,000 (or its equivalent in other currencies) except that this Clause 18.8 does not apply during the period of 180 days beginning on the date any company becomes a member of the Group to any Borrowings of that company outstanding as at the date it becomes a member of the Group which, but for this proviso, would have caused an Event of Default under this Clause 18.8 at that date.

18.9     SUSPENSION OF BUSINESS

         Save as previously approved in writing by the Majority Banks, any Obligor or any Material Subsidiary shall suspend or threaten to suspend all or a substantial part of its operations or ceases, or threatens to cease, to carry on its business which, in the case of any such Material Subsidiary could reasonably be expected to have a Material Adverse Effect and except, in the case of any such Material Subsidiary, for the purpose of and followed by an amalgamation, the terms of which have first been approved by the Majority Banks in writing or in connection with the transfer of the business, undertaking and assets of such Material Subsidiary to another member of the Group.

18.10    INVALIDITY OF ANY FINANCE DOCUMENT

         Any Finance Document shall at any time for any reason cease to be in full force and effect (other than in accordance with its terms or by agreement with the Banks).

18.11    EXECUTION OR DISTRESS

         Any execution or distress is levied against, or an encumbrancer takes possession of the whole or any part of, the property, undertaking or assets of any Obligor or any Material Subsidiary and it is not satisfied, removed or discharged within seven days and which, in the case of any Material Subsidiary could reasonably be expected to have a Material Adverse Effect.

18.12    ACCELERATION

         On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Parent, declare that an Event of Default has occurred and:

         (a)      cancel the Total Commitments; and/or

         (b) demand that all the Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all the Advances be payable on demand, whereupon they shall immediately become payable on demand.

18.13    NOTICE

         The Agent will, if practicable to do so, notify the Parent prior to issuing a notice under Clause 18.12 (Acceleration) in respect of a default by any Obligor other than the Parent provided that the Agent shall not be liable to any Obligor if it fails to give such notice and provided that any failure by the Agent to give such notice shall not prejudice, in any way, the rights of each Finance Party under the Finance Documents including, without limitation, the Agent's right to deliver a notice under Clause 18.12 (Acceleration).

19.      THE AGENT AND THE ARRANGER

19.1     APPOINTMENT AND DUTIES OF THE AGENT

         Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

19.2     ROLE OF THE ARRANGER

         Except as otherwise provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

19.3     RELATIONSHIP

         The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

19.4     MAJORITY BANKS' DIRECTIONS

         The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

19.5     DELEGATION

         The Agent may act under the Finance Documents through its personnel and agents.

19.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither the Agent nor the Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

19.7     DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default or a Mandatory Prepayment Event has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default or a Mandatory Prepayment Event. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default or Mandatory Prepayment Event and stating that the event is a Default or a Mandatory Prepayment Event, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

19.8     EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

19.9     RELIANCE

         The Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

19.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.11    INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clauses 4 (Conditions Precedent), 26.4 (Additional Borrowers) or 26.5 (Additional Guarantors) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)      Except as provided above, the Agent has no duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

19.12    THE AGENT AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank, each of the Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Arranger.

(b)      Each of the Agent and the Arranger may:

         (i)      carry on any business with an Obligor or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

19.13    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Sterling Amount of its Advance(s) bears to the Original Sterling Amount of all Advances outstanding on the date of the demand. If, however, no Advances are outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Parent shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above.

19.14    COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.15    RESIGNATION OF AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Parent, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may, following consultation with the Parent, appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may, following consultation with the Parent, appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor

         Agent notifying all the Parties that it accepts the appointment and provided the successor Agent has, if required under paragraph (a) above, been approved by the Parent. On giving the notification and receiving such approval, the successor Agent will succeed to the position of the retiring Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 19 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

19.16    BANKS

         The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

19.17    CHINESE WALL

         In acting as Agent or Arranger, the agency and syndications division of each of the Agent and the Arranger shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by the Agent or the Arranger otherwise than in the capacity of Agent or Arranger through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by the Agent or Arranger and shall not be deemed to be information possessed by the Agent or Arranger in their capacity as such. Each Finance Party acknowledges that the Agent and the Arranger may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither the Agent nor the Arranger will be under any obligation to provide, or under any liability for failure to provide, any such information.

20.      FEES

20.1     COMMITMENT FEE

(a) The Parent shall pay to the Agent for distribution to each Bank pro rata to the proportion its Commitment bears to the Total Commitments from time to time a commitment fee at the rate of:

         (i) 0.040 per cent. per annum from the Effective Date in relation to Tranche A; and

         (ii) in relation to Tranche B, 0.075 per cent. per annum from the Effective Date until the third Anniversary and 0.080 per cent. per annum thereafter,

         on, in each case, any undrawn, uncancelled amount of the Tranche A Total Commitments or the Tranche B Total Commitments, as the case may be, on each day.

(b) The commitment fee is calculated and accrues on a daily basis from the Effective Date and is payable quarterly in arrear with the first payment due three months after the Effective Date. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Tranche A Commitment or, as the case may be, Tranche B Commitment at the time the cancellation takes effect.

20.2     AGENT'S FEE

         The Parent shall pay to the Agent for its own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

20.3     PARTICIPATION FEE

         The Parent shall pay to the Arranger a participation fee and to The Chase Manhattan Bank an up-front fee, in each case in the amount and on the dates specified in the relevant Fee Letter.

20.4     MANAGEMENT FEE

         The Parent shall pay to the Arranger a management fee in amount and on the dates set out in the relevant Fee Letter.

20.5     UTILISATION FEE

(a) The Parent shall pay to the Agent for distribution to each Bank pro rata to the proportion its outstanding Tranche B Advances bears to the aggregate outstanding Tranche B Advances on each day a utilisation fee at the rate of 0.025 per cent. per annum on the aggregate outstanding Tranche B Advances on that day provided that the fee will only accrue on any day on which the aggregate outstanding Tranche B Advances on such day exceeds 50 per cent. of the Tranche B Total Commitments as at that day.

(b) Utilisation fee is calculated and accrues on a daily basis and is payable quarterly in arrear with the first such payment due three months after the Effective Date. Accrued utilisation fee is also payable to the Agent for the relevant Banks on the Tranche B Final Maturity Date.

20.6     VAT

         Any fee referred to in this Clause 20 is exclusive of any United Kingdom value added tax. If any value added tax is so chargeable, it shall be paid by the Original Borrower at the same time as it pays the relevant fee.

21.      EXPENSES

21.1     INITIAL AND SPECIAL COSTS

         The Parent shall forthwith on demand pay the Agent and the Arranger the amount of all out-of-pocket costs and expenses (including legal fees) reasonably incurred by either of them in connection with:

         (a) the arranging, underwriting and primary syndication of the Facilities;

         (b)      the negotiation, preparation, printing and execution of:

                  (i) this Agreement and any other documents referred to in this Agreement; and

                  (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

         (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

         (d) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

21.2     ENFORCEMENT COSTS

         The Parent shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it:

         (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

         (b)      in investigating any possible Default or Mandatory Prepayment
                  Event.

22.      STAMP DUTIES

         The Parent shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document other than a Novation Certificate.

23.      INDEMNITIES

23.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2     OTHER INDEMNITIES

         The Parent shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Event of Default or Mandatory Prepayment
                  Event;

         (b) the operation of Clauses 18.12 (Acceleration), 7.4 (Mandatory Prepayment Events) or Clause 29 (Pro Rata Sharing);

         (c) any payment of principal or an overdue amount being received from any source otherwise than, in the case of Tranche A Advances, and Tranche B Advances, on its Maturity Date (and, for the purposes of this paragraph (c), the Maturity Date of an overdue amount is the last day of each Designated Term (as defined in Clause 8.3 (Default interest)));

         (d) the occurrence of a change described in, and the operation of Clause 11.4 (Change in circumstances) in relation to, an Optional Currency; or

         (e) (other than by reason of negligence or default by a Finance Party) an Advance not being disbursed after a Borrower has delivered a Request for that Advance.

         The Parent's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

24.      EVIDENCE AND CALCULATIONS

24.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

24.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3     CALCULATIONS

         Interest (and any MLA Cost) and the fees payable under Clause 20.1 (Commitment fee) and Clause 20.5 (Utilisation fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days, or, in the case of interest payable on an amount denominated in a currency other than Sterling (including any applicable Reserve Asset Cost other than any MLA Cost), 360 days.

25.      AMENDMENTS AND WAIVERS

25.1     PROCEDURE

(a) Subject to Clause 25.2 (Exceptions), any provision of the Finance Documents may be amended or waived with the agreement of the Parent, the Majority Banks and the Agent. The Agent may effect, on behalf of the Majority Banks, an amendment or waiver to which they have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

25.2     EXCEPTIONS

         An amendment or waiver which relates to:

         (a)      the definition of "Majority Banks" in Clause 1.1
                  (Definitions); or

         (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents; or

         (c)      an increase in a Bank's Commitment; or

         (d) a change in the guarantee under Clause 14 (Guarantee) otherwise than in accordance with Clause 26.5 (Additional Guarantors) or Clause 14.9 (Removal of Guarantors); or

         (e) a term of a Finance Document which expressly requires the consent of each Bank; or

         (f) Clause 29 (Pro Rata Sharing) or this Clause 25 (Amendments and Waivers),

         may not be effected without the consent of each Bank.

25.3     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.      CHANGES TO THE PARTIES

26.1     TRANSFERS BY OBLIGORS

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

26.2     TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK") with the prior consent of the Parent unless:

         (i)      the New Bank is another Bank or an Affiliate of a Bank; or

         (ii)     a Default is outstanding,

         in which case no such consent is required. The prior written consent of the Parent must not be unreasonably withheld or delayed and will be deemed to be given if, within 14 days of receipt by the Parent of an application for consent, it has not been expressly refused.

(b)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with Clause 26.3 (Procedure for novations); or

         (ii) the New Bank confirms to the Agent and the Parent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent and the Parent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement after the end of the Syndication Period (other than to an Affiliate), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (pound)1,000.

(e)      An Existing Bank is not responsible to a New Bank for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

26.3     PROCEDURE FOR NOVATIONS

(a)      A novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate (a "NOVATION CERTIFICATE"), substantially in the form of Part I of Schedule 5 or such other form as the Agent may require or approve (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

         (ii)     the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

26.4     ADDITIONAL BORROWERS

(a) If the Parent wishes one of its wholly-owned Subsidiaries to become an Additional Borrower, then it may (if all the Banks have approved the identity of the Additional Borrower in writing) deliver to the Agent the documents listed in Part II of Schedule 2 in each case in form and substance satisfactory to the Agent.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Parent, the Subsidiary concerned will become an Additional Borrower. However, it may not submit a Request until the Agent confirms to the other Finance Parties and the Parent that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it.

(c) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Parent, constitutes confirmation by that Subsidiary and the Parent that the representations and warranties set out in Clause 15.13(b) (Representations and Warranties) to be made by them on the date of the Borrower Accession Agreement are correct, as if made by them with reference to the facts and circumstances then existing.

26.5     ADDITIONAL GUARANTORS

(a)       (i)     Subject to paragraph (b) below, a Subsidiary of the Parent
                  (or a new holding company of the Parent in relation to an Approved Scheme) may become an Additional Guarantor by delivering to the Agent a Guarantor Accession Agreement, duly executed by that company.

         (ii) Upon execution and delivery of a Guarantor Accession Agreement, the relevant company will become an Additional Guarantor even if the Guarantor Accession Agreement is amended or the liability of the proposed Additional Guarantor is limited or qualified provided the Agent is satisfied (acting on the advice of the legal advisers giving the opinion referred to in sub-paragraph (iii) below) that the limit or qualification arises by reason of a legal limitation on the ability of that Additional Guarantor to enter into, or its directors' ability to authorise the giving of, that guarantee.

         (iii) The Parent shall procure that, at the same time as a Guarantor Accession Agreement is delivered to the Agent, there is also delivered to the Agent all those other documents listed in
                  Part III of Schedule 2, in each case in form and substance satisfactory to the Agent.

(b) The execution of a Guarantor Accession Agreement constitutes confirmation by the Additional Guarantor concerned that the representations and warranties set out in Clause 15.13(b) (Representations and Warranties) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

26.6     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Parent) appoint another Bank or an Affiliate of a Bank which is not a Reference Bank to replace that Reference Bank.

26.7     REGISTER

         The Agent shall keep a register of all the Parties (including in the case of Banks the details of their Facility Office notified to the Agent from time to time) and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.      DISCLOSURE OF INFORMATION

         A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (a)      a copy of any Finance Document; and

         (b) any information which that Bank has acquired under or in connection with any Finance Document,

         provided that a Bank shall not disclose any such information to a person other than one of its Affiliates unless that person has provided to that Bank a confidentiality undertaking addressed to that Bank and the Parent substantially in the form of Schedule 7 or such other form as the Parent may approve.

28.      SET-OFF

         After a Default which is continuing, a Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

29.      PRO RATA SHARING

29.1     REDISTRIBUTION

         If any amount owing by an Obligor under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 9 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

         (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 9 (Payments);

         (c) subject to Clause 29.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

         (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 9 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause
                  9.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

29.2     REVERSAL OF REDISTRIBUTION

         If under Clause 29.1 (Redistribution):

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

29.3     EXCEPTION

         A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 29.1(e) (Redistribution).

30.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.      NOTICES

32.1     GIVING OF NOTICES

         All notices or other communications under or in connection with this Agreement shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:

         (a)      if in writing, when delivered;

         (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (c)      if by facsimile, when received.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. Facsimile Requests are to be confirmed by the relevant Borrower in writing (but may be relied upon by the Agent and the Banks irrespective of receipt of such confirmation).

32.2     ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Agent, the Original Borrower and the Parent) for all notices under or in connection with this Agreement are:

         (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)      The address and facsimile numbers of the Agent are:

         Chase Manhattan International Limited
         Trinity Tower
         9 Thomas More Street
         London E1 9YT

         Attention:        Loans Agency Department

         Facsimile:        0171-777 2360

         or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c) The addresses and facsimile numbers of the Parent and the Original Borrower are:

         85 Fleet Street
         London EC4P 4AJ

         Attention:        Group Treasurer
         Facsimile:        0171 542 5404

         or such other as the Parent may notify to the other Parties by not less than five Business Days' notice.

(d) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

33.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

34.      JURISDICTION

34.1     SUBMISSION

         For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

34.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

         (a) irrevocably appoints the Parent as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

         (b) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 32.2 (Addresses for notices).

34.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor:

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4     NON-EXCLUSIVITY

         Nothing in this Clause 34 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

35.      GOVERNING LAW

         This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                                            COLUMN 1                        COLUMN 2
                      BANK                            TRANCHE A COMMITMENTS           TRANCHE B COMMITMENTS
                                                            (POUND)                           (POUND)
The Chase Manhattan Bank                                   1,000,000,000                     500,000,000

                                                           ================                ===============
                                     Total                 1,000,000,000                     500,000,000

                                                           ================                ===============


                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                    TO BE DELIVERED BEFORE THE FIRST ADVANCE


1.       ALL OBLIGORS

         A copy of the memorandum and articles of association and certificate of incorporation (or equivalent constituent documents) of each Obligor.

2.       PARENT

(a)      A copy of a resolution of the board of directors of the Parent:

         (i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute and, where applicable, deliver the Finance Documents to which it is a party;

         (ii) authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents;

(b) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c) a certificate of a director of the Parent confirming that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on any Obligor to be exceeded; and

(d) a certificate of an Authorised Signatory of the Parent certifying that each copy document specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

3.       ORIGINAL BORROWER

(a)      A copy of a resolution of the board of directors of the Original
         Borrower:

         (i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute and, where applicable, deliver the Finance Documents to which it is a party;

         (ii) authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents; and

(b) a specimen of the signature of each person authorised by the resolutions referred to in paragraph (a) above.

4.       SCHEME OF ARRANGEMENT DOCUMENTS

         A press release in final form in form and substance satisfactory to the Agent relating to the Scheme of Arrangement (the "PRESS RELEASE").

5.       COMPLETION OF THE SCHEME OF ARRANGEMENT

(a) A certificate from a director of the Parent addressed to the Agent on behalf of the Finance Parties certifying that:

         (i) the Scheme of Arrangement has been effected substantially in accordance with the terms of the Press Release;

         (ii)     the Effective Date has occurred and confirming such date; and

         (iii) the shares of the Parent have been admitted to the Official List of the London Stock Exchange,

         and attaching certified copies of the Court Order and the Certificate of Registration issued by the Registrar of Companies of the Court Order.

(b) Copies of irrevocable notices given to cancel all existing bilateral loan agreements between any Bank and Reuters Holdings Plc or its Subsidiaries.

6.       LEGAL OPINION

         A legal opinion of Allen & Overy in relation to English law.

                                     PART II

                    TO BE DELIVERED BY AN ADDITIONAL BORROWER


1. A Borrower Accession Agreement, duly executed by the Additional Borrower and the Parent.

2. A copy of the memorandum and articles of association and certificate of incorporation of the Additional Borrower.

3. A copy of a resolution of the board of directors of the Additional Borrower:

         (a) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

         (b) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

4. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6. A copy of the latest audited accounts of the Additional Borrower (if any).

7. A legal opinion of Allen & Overy, legal advisers to the Agent and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Borrower, addressed to the Finance Parties.

8. A certificate of an Authorised Signatory of the Additional Borrower certifying that each copy document specified in Part II of this
         Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

9. A certificate of a director of the Additional Borrower certifying that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded.

                                    PART III

                   TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1. A Guarantor Accession Agreement, duly executed as a deed by the Additional Guarantor.

2. A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Guarantor.

3. A copy of a resolution of the board of directors of the Additional Guarantor:

         (a) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement as a deed;

         (b) authorising a specified person or persons to execute and deliver the Guarantor Accession Agreement as a deed; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4. If the lawyers referred to in paragraph 10 below so advise, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5. A copy of a resolution of the Board of Directors of each corporate shareholder in the Additional Guarantor:

         (a) approving the terms of the resolution referred to in paragraph 4 above; and

         (b) authorising a specified person or persons to sign the resolution on its behalf.

6. A certificate of a director of the Additional Guarantor certifying that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded.

7. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

8. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and 5 above.

9.       A copy of the latest audited accounts of the Additional Guarantor.

10. A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Guarantor addressed to the Finance Parties.

11. A certificate of an Authorised Signatory of the Additional Guarantor certifying that each copy document specified in Part III of this
         Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

                                   SCHEDULE 3

                           CALCULATION OF THE MLA COST



(a) The MLA Cost for an Advance denominated in Sterling is calculated in accordance with the following formula:

         BY   + L(Y-X) + S(Y-Z) % per annum = MLA Cost 100-(B + S)

         where on the day of application of the formula:

         B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

         L is the percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

         X is the rate at which secured Sterling deposits in the relevant amount may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

         S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

         Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)      For the purposes of this Schedule 3:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England;

         (ii)     "RELEVANT PERIOD" in relation to an Advance, means:

                  (A)      if its Term is three months or less, its Term; or

                  (B) if its Term is more than three months, each successive period of three months and any necessary shorter period comprised in that Term.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)       (i)     The formula is applied on the first day of each relevant
                  period comprised in the Term of the relevant Advance.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Reference Banks) shall notify the Parent of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST

To:      Chase Manhattan International Limited as Agent

From:    [BORROWER]
                                                          Date: [     ]

     REUTERS GROUP LIMITED - (POUND)1,500,000,000 SYNDICATED CREDIT FACILITY
                            DATED 4TH DECEMBER, 1997

1. We wish to utilise Tranche A* and/or*/Tranche B* by way of Advance(s)* as follows:

     (a)   Utilisation Date:                         Tranche A:     [        ]*
                                                     Tranche B:     [        ]*

     (b)   Requested Amount (including currency):    Tranche A:     [        ]*
                                                     Tranche B:     [        ]*

     (c)   Term:                                     Tranche A:     [        ]*
                                                     Tranche B:     [        ]*

     (d)   Payment Instructions:                     Tranche A:     [        ]*
                                                     Tranche B:     [        ]*

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request and this Advance would not cause any borrowing limit binding on us to be exceeded.



By:

[BORROWER]
Authorised Signatory


---------------------
*    Delete as appropriate.

                                   SCHEDULE 5

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:      Chase Manhattan International Limited as Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]            Date: [         ]


 REUTERS GROUP LIMITED - (POUND)1,500,000,000 SYNDICATED CREDIT AGREEMENT DATED
                               4TH DECEMBER, 1997

We refer to Clause 26.3 (Procedure for novations).

1.       We [     ] (the "EXISTING BANK") and [ ] (the "NEW BANK") agree to the
         Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause
         26.3 (Procedure for novations).

2. The specified date for the purposes of Clause 26.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED

[Details of the rights and obligations of the Existing Bank to be novated].

[NEW BANK]
[Facility Office                Address for notices]
[Existing Bank]                 [New Bank]                [               ]
By:                             By:                       By:
Date:                           Date:                     Date:

                                     PART II

                          BORROWER ACCESSION AGREEMENT



To:      Chase Manhattan International Limited as Agent

From:    [PROPOSED BORROWER] and Reuters Group Limited

                                                                 [Date]

  REUTERS GROUP LIMITED - (POUND)1,500,000,000 SYNDICATED CREDIT FACILITY DATED
                   4TH DECEMBER, 1997 (THE "CREDIT AGREEMENT")

We refer to Clause 26.4 (Additional Borrowers).

[Name of company] of [Registered Office] (Registered no. [ ]) (the "PROPOSED BORROWER") agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 26.4 (Additional Borrowers).

The address for notices of the Proposed Borrower for the purposes of Clause 32.2 (Addresses for notices) is:

[                      ]


This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:

REUTERS GROUP LIMITED
Authorised Signatory

                                    PART III

                          GUARANTOR ACCESSION AGREEMENT

To:      Chase Manhattan International Limited as Agent

From:    [PROPOSED GUARANTOR]

                                                           Date: [     ]

  REUTERS GROUP LIMITED - (POUND)1,500,000,000 SYNDICATED CREDIT FACILITY DATED
                   4TH DECEMBER, 1997 (THE "CREDIT AGREEMENT")


We refer to Clause 26.5 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [       ]) agree to
become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 26.5 (Additional Guarantors).

Our address for notices for the purposes of Clause 32.2 (Addresses for notices) is:

[

                                           ]

This Deed is governed by English law.



Executed as a deed by                      )                  Director
[PROPOSED GUARANTOR]                       )
acting by                                  )                  Director/Secretary
and                                        )

                                     PART IV

                       FORM OF BORROWER NOVATION AGREEMENT

A NOVATION AGREEMENT dated [                              ]

BETWEEN:

(1)      [                          ] (the "EXISTING BORROWER");

(2)      [                          ] (the "SUBSTITUTE BORROWER");

(3) REUTERS GROUP LIMITED on behalf of itself, each other Borrower and each other Guarantor (as both such capitalised terms are defined in the Credit Agreement referred to below) (the "PARENT"); and

(4) CHASE MANHATTAN INTERNATIONAL LIMITED as agent (the "AGENT") on behalf of itself and the Banks (as defined in the Credit Agreement referred to below),

and is supplemental to the Syndicated Credit Agreement dated 4th December, 1997 and made between Reuters Group Limited, Reuters Investments, the financial institutions listed in Schedule 1 thereto, Chase Manhattan plc and the Agent (the "CREDIT AGREEMENT").

IT IS AGREED:

1.       NOVATION

         In consideration of a payment made by the Existing Borrower to the Substitute Borrower and the release of the Existing Borrower from its obligations and liabilities (actual or contingent) specified in the Schedule hereto under the Credit Agreement and with effect on and from
         [    ] (the "EFFECTIVE DATE") the Substitute Borrower hereby undertakes to observe and perform all the obligations and liabilities (actual or contingent) of the Existing Borrower under the Credit Agreement in respect of the Advances specified in the Schedule (including any such obligations or liabilities as may have accrued or become due in respect thereof prior to the Effective Date).

2.       INTEGRATION

         This Novation Agreement shall be read as one with the Credit Agreement so that any reference therein to "this Agreement", "hereunder" and similar shall include and be deemed to include this Novation Agreement.

3.       CONTINUING LIABILITY

         The Parent on behalf of itself and each other Guarantor acknowledges and confirms that the Guarantors' obligations under Clause 14 of the Credit Agreement apply to the obligations and liabilities assumed by the Substitute Borrower hereunder.

                                    SCHEDULE

         [


                                                                             ]

         IN WITNESS whereof the parties hereto have caused this Novation Agreement to be duly executed on the date first written above.



         .........................................
         For and on behalf of
         [The Existing Borrower]

         .........................................
         For and on behalf of
         [The Substitute Borrower]

         .........................................
         For and on behalf of each
         Guarantor, each Borrower and the
         Parent

         .........................................
         For and on behalf of each
         Bank and the Agent

                                   SCHEDULE 6

                         FORM OF COMPLIANCE CERTIFICATE

To:      Chase Manhattan International Limited

From:    Reuters Group Limited
                                                                    [date] 1997

  REUTERS GROUP LIMITED - (POUND)1,500,000,000 SYNDICATED CREDIT FACILITY DATED
                   4TH DECEMBER, 1997 (THE "CREDIT AGREEMENT")

1. Terms defined in the Credit Agreement have the same meaning in this Certificate.

2.       We hereby certify that based on the annual consolidated financial
         statements of the Group for the financial year ended [      ] (the
         "TESTING DATE"):

         (a)      in respect of the financial year ending on the Testing Date,
                  Consolidated Profits before Interest and Taxes was [     ] and
                  Consolidated Net Finance Charges was [    ] and accordingly
                  the ratio of Consolidated Profits before Interest and Taxes to Consolidated Net Finance Charges for that financial year was
                  [      ]; and

         [(b)     the Material Subsidiaries were:

                  [                                  ]].

3. The information in this certificate is based on information which has been properly extracted from the audited consolidated accounts of Reuters Group Limited for the year ended [ ], is clerically accurate and has been calculated in accordance with the Credit Agreement.






[Officer]                                      [Officer]
---------------------------                   --------------------------

for and on behalf of                           for and on behalf of
Reuters Group Limited                          Reuters Group Limited

                                   SCHEDULE 7

                       FORM OF CONFIDENTIALITY UNDERTAKING


To:      [Bank]
         Reuters Group Limited



Dear Sirs

We refer to the (pound)1,500,000,000 Syndicated Credit Facility dated 4th December, 1997 (the "CREDIT AGREEMENT") between, among others, Reuters Group Limited and The Chase Manhattan Bank.

This is a confidentiality undertaking referred to in Clause 27 (Disclosure of Information) of the Credit Agreement. A term defined in the Credit Agreement has the same meaning in this undertaking.

We are considering entering into contractual relations with [insert name of Bank] (the "BANK") and understand that it is a condition of our receiving information about Reuters Group Limited and its related companies and any Finance Document and/or any information under or in connection with any Finance Document (the "Information") that we execute this undertaking.

We undertake to treat as confidential any Information and to use the Information solely for the purposes of determining whether or not to enter into the contractual relations and to keep any Information under secured and controlled conditions. We will not disclose any of the Information to any third party (other than our directors, officers, employees or outside advisors, who shall be advised of and agree to those confidentiality obligations) without the prior written consent of the Reuters Group Limited.

The foregoing undertakings do not apply to any Information that is publicly available when provided or that thereafter becomes publicly available other than through a breach by us of the above undertakings, or that is required to be disclosed by us by judicial or administrative process in connection with any action, suit, proceedings or claim or in order to comply with a request from any fiscal, monetary or other authority with which we are accustomed to comply or otherwise by applicable law. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained by us from any source other than the Bank or from you (or its or your directors, officers, employees or outside advisors), provided that such source has not entered into a confidentiality agreement with you with respect to the Information.

Yours faithfully,

                                   SIGNATORIES

PARENT

REUTERS GROUP LIMITED

By:      STEVEN MITCHELL


ORIGINAL BORROWER

REUTERS INVESTMENTS

By:      STEVEN MITCHELL


ARRANGER

CHASE MANHATTAN PLC

By:      NEVILLE CROW


AGENT

CHASE MANHATTAN INTERNATIONAL LIMITED

By:      NEVILLE CROW
         TIM COLLIER

BANKS

THE CHASE MANHATTAN BANK

By:      TIM COLLIER